Table of Contents

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-265526

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 15, 2022)

Up to $18,000,000

Common Stock

We have entered into an at the market offering agreement (the “Sales Agreement”) with StockBlock Securities LLC (“StockBlock”) relating to shares of our common stock, par value $0.001 per share, (the “Common Stock”) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $18,000,000 from time to time through StockBlock acting as our sales agent.

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”) or any other existing trading market in the United States for our Common Stock, sales made to or through a market maker other than on an exchange or otherwise, directly to StockBlock as principal, in privately negotiated transactions, in block trades and/or in any other method permitted by law. StockBlock is not required to sell any specific amount of Common Stock, but will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations, subject to the terms of the Sales Agreement, on mutually agreed terms between StockBlock and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to StockBlock for sales of Common Stock sold pursuant to the Sales Agreement will be 2.5% of the gross proceeds of any shares of Common Stock sold under the Sales Agreement. In connection with the sale of the Common Stock on our behalf, StockBlock will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of StockBlock will be deemed to be underwriting commission or discount. We have also agreed to provide indemnification and contribution to StockBlock with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Common Stock is listed on Nasdaq under the symbol “APCX”. On August 18, 2023, the closing sale price of our Common Stock was $4.70 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Common Stock held by non-affiliates is $69.2 million, based on 14,726,465 shares of outstanding Common Stock held by non-affiliates as of August 18, 2023 and a price per share of $4.70, the closing price of our Common Stock as reported on Nasdaq on August 18, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we offer to sell, pursuant to the registration statement of which this prospectus supplement forms a part, securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75 million. During the prior 12-calendar-month period that ends on, and includes, the date of this prospectus supplement, we have offered $5.0 million of securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our Common Stock involves a high degree of risk. See the “Risk Factors” section beginning on page S-6 of this prospectus supplement and page 5 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated August 21, 2023

WHERE YOU CAN FIND MORE INFORMATION	S-29

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-30

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and StockBlock has not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering.

We are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our Common Stock.

Unless otherwise stated in this prospectus supplement, or the context otherwise requires, references to the “Company,” “we,” “us,” “our” or “AppTech” refer specifically to AppTech Payments Corp. and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of our securities. Capitalized terms used, but not defined, in this prospectus supplement are defined in the accompanying prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our Common Stock, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read all such documents carefully, and you should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement and any risks, uncertainties and assumptions discussed in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to buy our Common Stock.

Overview

The financial services industry is going through a period of intensive change driven by the advancement of technology and the rapid rise of contactless transactions due to societal changes, in part, as a response to COVID-19. End-users expect ease of use and an enhanced user experience in all of their daily financial interactions. In this rapidly evolving digital marketplace, businesses face broad and ever-changing requirements to meet consumer expectations and achieve the operational efficiencies necessary to maintain a competitive edge.

To survive and succeed in this environment, businesses must adopt new technologies in order to engage, communicate, process payments, and manage payouts with their customers. They need a supplier who will widely support innovation and adaptation as the industry evolves. AppTech believes that its technologies will greatly increase the adoption of digital payments and banking solutions in sectors that must adapt and migrate to new, secure digital Fintech technologies. By embracing advancements in the payment and banking industries, AppTech is well-positioned to meet the growing needs of existing and prospective clients and it intends for its current and future products to be at the forefront of solving these accelerated market needs.

AppTech’s innovative Fintech platform, “Commerse™” officially launched in October 2022. The platform will deliver best-in-class financial technologies and capabilities through an ever-evolving modular cloud/edge-based architecture. The Commerse™ platform houses a large array of financial products and services that can be implemented off-the-shelf or customized via modern application programming interfaces (“APIs”). Within its Commerse™ platform, AppTech offers three primary products: Payments-as-a-Service (“PaaS”), Banking-as-a-Service(“BaaS”), and Commerce-as-a-Service (“CXS”).

Commerse™ provides PaaS via integrated solutions for frictionless digital and mobile payment acceptance. These solutions provide advanced payment processing solutions for credit cards, ACH, and gift/loyalty cards by catering to the unique needs of each merchant. PaaS will also solve for multi-use case, multi-channel, API-driven, account-based issuer processing for cards, digital tokens, and payment transfer transactions.

AppTech is positioned to further accelerate digital transformation through BaaS, layered with financial management tools that empower financial institutions to provide businesses, professionals, and individuals with the ability to better manage their finances anywhere, anytime at a fraction of the cost of traditional banking and financial services. BaaS creates an ecosystem of immersive and scalable digital financial management services backed by Mastercard & Visa processing certifications.

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Commerse™ has a flexible architecture to allow for rich, personalized payment and banking experiences. This CXS customized product, packages together elements of AppTech’s intellectual property, BaaS, PaaS, and other related technologies to create seamless interactions throughout the customer journey.

The platform also incorporates AppTech’s core, patented text payment and geolocation-triggered ecommerce and/or advertising via cell phone capabilities delivering experiences that focus on frictionless use cases and end-user's desire for payment transaction simplicity, control, and comfort. AppTech believes that these features will be particularly beneficial to the unbanked and under-banked in developing or emerging markets—where access to the internet on a mobile device and modern banking institutions may not be readily available—specifically by extending merchants’ marketplace capabilities via new channels to request and receive frictionless, digital payments and engaging end-users by utilizing a familiar, convenient, and widely adopted technology.

AppTech’s innovative Commerse™ product delivers scalable solutions for automated and embedded, customizable business and consumer commerce experiences. These experiences propel business growth, create value and drive operational efficiencies for businesses while providing economic convenience for end users.

Corporate Information

We were originally formed as a Florida corporation on July 2, 1998 as Health Express USA, Inc. On August 29, 2005, we changed our name to CSI Business, Inc. and reincorporated as a Nevada corporation. On September 15, 2006, we changed our name to Natural Nutrition Inc. On October 27, 2009, we changed our name to AppTech Corp. We filed Articles of Domestication to change the domicile of the Company from Nevada to Wyoming on July 18, 2011. We reincorporated in Delaware on December 23, 2021 and changed our name to AppTech Payments Corp. Our principal executive offices are located at 5876 Owens Avenue, Suite 100, Carlsbad, California 92008. Our phone number is (760) 707-5959. Our website address is www.apptechcorp.com. We do not incorporate the information on or accessible through our website into this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

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The Offering

Common Stock offered by us	Shares of Common Stock having an aggregate offering price of up to $18,000,000.

Common Stock to be outstanding immediately after this offering	22,411,234 shares, assuming sales of 3,829,787 shares in this offering at an assumed price of $4.70 per share, which was the last reported sale price of our Common Stock on Nasdaq on August 18, 2023. The actual number of shares issued will vary depending on how many shares of our Common Stock we choose to sell and the prices at which such sales occur.

Plan of Distribution	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act that may be made from time to time through StockBlock. See “Plan of Distribution” on page S-27 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds from the sale of our Common Stock under this prospectus for general corporate purposes, working capital, operating expenses and capital expenditures. See the section entitled “Use of Proceeds” on page S-25 of this prospectus supplement.

Risk Factors	Investing in our Common Stock involves a high degree of risk. See the “Risk Factors” section on page S-6 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Nasdaq symbol	Our Common Stock is listed on Nasdaq under the symbol “APCX.”

The number of shares of our Common Stock to be outstanding after this offering is based on 18,581,447 shares of our Common Stock outstanding as of June 30, 2023, and excludes, as of such date:

•	14 shares of Series A Preferred Shares convertible into 1,148 shares of Common Stock at a conversion price of $0 per share;

•	1,527,228 shares of Common Stock issuable upon the exercise of options outstanding at a weighted average exercise price of $1.30 per share;

•	223,085 shares of Common Stock available for issuance under the 2023 Equity Incentive Plan;

•	4,156,626 shares of Common Stock issuable upon exercise of the warrants issued in our initial public offering (“IPO”) with an exercise price of $4.15 per share; and

•	1,666,667 shares of Common Stock issuable upon exercise of the private placement warrants issued in our February 2023 offering with an exercise price of $4.64 per share.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus supplement and the accompanying prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

•	uncertainty associated with anticipated launch of our text payment platform and other potential advanced payment solutions we intend to launch in the future;

•	substantial investment and costs associated with new potential revenue streams and their corresponding contractual obligations;

•	dependence on third-party channel and referral partners, who comprise a portion of our sales force, for gaining new clients;

•	a slowdown or reduction in our sales due to a reduction in end-user demand, unanticipated competition, regulatory issues, or other unexpected circumstances;

•	uncertainty regarding our ability to achieve profitability and positive cash flow through the commercialization of the products we offer or intend to offer in the future;

•	our current dependence on third-party payment processors to facilitate our merchant services capabilities;

•	delay in or failure to obtain regulatory approval of our text payment system or any future products in additional countries;

•	uncertainty associated with our ability to achieve profitability through the patents acquired from HotHand, Inc.;

•	our ability to adapt to the rapid technological changes in the financial technology industry;

•	our ability to obtain additional funding when needed; and

•	our ability to effectively utilize licensed technologies.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated by reference herein and therein is accurate as of its date only. Because the risks referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors may arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus, any other prospectus supplement and any document incorporated herein or therein by reference, and particularly our forward-looking statements, by these cautionary statements.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should carefully consider the risks and uncertainties described below, and any documents incorporated by reference herein and therein. You should also consider any risks, uncertainties and assumptions discussed in our other reports filed from time to time, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results.

Risks Related to This Offering

You may experience immediate and substantial dilution as a result of this offering. You may also experience future dilution as a result of future equity offerings.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Our historical net tangible book value as of June 30, 2023 was $1.3 million, or approximately $0.07 per share of our Common Stock. Assuming that an aggregate amount of $18 million of our Common Stock is sold at an assumed offering price of $4.70 per share, the last reported sale price of our Common Stock on Nasdaq on August 18, 2023, our as adjusted net tangible book value as of June 30, 2023 would have been $19.2 million, or approximately $0.86 per share of our Common Stock. This represents immediate dilution of $3.84 per share of our Common Stock to new investors in this offering, representing the difference between the assumed offering price in this offering and our as adjusted net tangible book value as of June 30, 2023. Furthermore, if outstanding options or warrants are exercised, outstanding restricted stock units vest or securities that are convertible or exercisable into Common Stock are converted or exercised, you could experience further dilution.

In addition, we have a significant number of stock options and warrants outstanding, and, in order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. In the event that the outstanding options or warrants are exercised or settled, or that we make additional issuances of Common Stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of Common Stock in this offering. The price per share at which we sell additional shares of our Common Stock or securities convertible or exercisable into Common Stock in future transactions, may be higher or lower than the price per share you pay in this offering. As a result, purchasers of the shares we sell in this offering, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

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The market price of our Common Stock has been volatile and may continue to be volatile due to numerous circumstances beyond our control, and stockholders could lose all or part of their investment.

The market price of our Common Stock may be highly volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

•	future announcements about us, our collaborators, or competitors, including the results of testing, technological innovations, or new products and services;

•	depletion of cash reserves;

•	additions or departures of key personnel;

•	operating results that fall below expectations;

•	announcements by us relating to any strategic relationship;

•	sales of equity securities or issuance of debt;

•	industry developments;

•	changes in state, provincial, or federal regulations affecting us and our industry;

•	the continued large fluctuations in major stock market indexes which causes investors to sell our Common Stock;

•	economic, political, and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the stock market in general, and the stock companies in industries like ours, in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the issuer. During the 12-month period ended August 18, 2023, our Common Stock has traded as high as $5.35 per share and as low as $0.42 per share.

These broad market fluctuations may adversely affect the trading price of our Common Stock. These and other external factors have caused and may continue to cause the market price and demand for our Common Stock to fluctuate, which may limit or prevent investors from readily selling their shares of Common Stock and may otherwise negatively affect the liquidity of our Common Stock. While the market price of our Common Stock may respond to developments regarding operating performance and prospects, expansion plans, and developments regarding our industry, we believe that the extreme volatility we experienced in recent periods reflects market and trading dynamics unrelated to our underlying business, our actual or expected operating performance, our financial condition, or macro or industry fundamentals, and we do not know if these dynamics will continue or how long they will last. Under these circumstances, we caution you against investing in our Common Stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

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The actual number of shares we will issue and the total aggregate proceeds resulting from sales made under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver sales notices to StockBlock at any time throughout the term of the Sales Agreement. The number of shares that are sold by StockBlock after delivering a sales notice will fluctuate based on the market price of the Common Stock during the sales period and limits we set with StockBlock and as such, it is not currently possible to predict the aggregate proceeds to be raised in connection with the offering, or the number of shares that will ultimately be issued.

Resales of our Common Stock in the public market, or the perception that such sales could occur, could cause the market price of our Common Stock to fall.

Sales of a substantial number of shares of our Common Stock, or the perception that such sales could occur, could occur at any time. The issuance of new shares of our Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Common Stock.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds from the offering of the Common Stock under this prospectus supplement for general corporate and working capital purposes, as described in the section of this prospectus supplement entitled “Use of Proceeds.” We will have broad discretion in the application of the net proceeds in the category of general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds, if any, will depend upon a number of factors, such as our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

The Common Stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no maximum sales price. Pursuant to the Sales Agreement, our board of directors, or a duly authorized executive committee thereof, may authorize, from time to time, a minimum sales price per share of our Common Stock sold in this offering, which will limit our ability to make sales if the price goes below that minimum. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

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Risks Related to Our Company and Industry

The financial technology industry in which we operate is characterized by rapid technological changes, new product introductions, evolving industry standards and changing customer needs.

We are a relatively new company in the financial technology industry, and we compete with many established centralized and decentralized companies with greater financial and other resources. The industry continues to grow as a result of wider merchant acceptance, advances in payment solutions and digital processing technology, and migration to e-commerce, omnichannel and contactless payment solutions. The increase of credit and debit cards, as well as other digital payment solutions, has made the acceptance of digital payments a necessity for many businesses, regardless of size, in order to remain competitive. The COVID-19 pandemic has further accelerated the use of digital payments, the need for the development of technologies and digital-based solutions and expansion of ecommerce, omnichannel and contactless payment solutions. To remain competitive in this industry with constantly evolving standards, we need to develop new platforms, e-commerce services and other new products. Such projects carry the risks associated with any development effort, including cost overruns, delays in delivery and performance problems. In the payment solution technology markets, these risks are even more acute. Any delay in the delivery of new services or the failure to differentiate services could render our services less desirable to our clients. In addition, since the payment solution services provided by us are designed to process complex transactions at high volumes and processing speed and deliver reports and other information on those transactions, any failure to deliver an effective and secure product or any performance issue that arises with a new product or service could result in significant processing or reporting errors or other losses. As a result of these factors, our development efforts could result in higher costs that could reduce our earnings in addition to a loss of revenues if new services are not delivered timely to our customers or do not perform as anticipated. If we are not able to respond to our competitors effectively, our business, operating results, and financial condition may be adversely affected.

If we are unable to obtain additional funding when needed, our business operations will be harmed, and if we do obtain additional financing, our then-existing shareholders may suffer substantial dilution.

As we take steps in the commercialization and marketing of our technologies, or respond to potential opportunities and/or adverse events, our working capital needs may change. We anticipate that if our cash and cash equivalents are insufficient to satisfy our liquidity requirements, we will require additional funding to sustain our ongoing operations and to continue our research and development activities. We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all, if needed. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to conduct business operations. If we are unable to obtain additional financing to finance a revised growth plan, we will likely be required to curtail such plans or cease our business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

The loss of key personnel or the inability of replacements to quickly and successfully perform in their new roles could adversely affect our business.

We depend on the leadership and experience of our relatively small number of key executive management personnel, particularly our Chairman of the Board, Chief Executive Officer and Chief Investment Officer, Luke D’Angelo, our President, Virgilio Llapitan, our Chief Financial Officer, Julia Yu. The loss of the services of any of these key executives or any of our executive management members could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all. Furthermore, if we lose or terminate the services of one or more of our key employees or if one or more of our current or former executives or key employees joins a competitor or otherwise competes with us, it could impair our business and our ability to successfully implement our business plan. Additionally, if we are unable to hire qualified replacements for our executive and other key positions in a timely fashion, our ability to execute our business plan would be harmed. Even if we can quickly hire qualified replacements, we would expect to experience operational disruptions and inefficiencies during any transition. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. There is a high level of competition for experienced, successful personnel in our industry. Our inability to meet our executive staffing requirements in the future could impair our growth and harm our business.

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We rely on bank sponsors, which have substantial discretion with respect to certain elements of our business practices.

Some agreements with our bank sponsors give them substantial discretion in approving certain aspects of our business practices, including our solicitation, application and qualification procedures for clients and the terms of our agreements with clients. Our bank sponsors’ discretionary actions under these agreements could have a material adverse effect on our business, financial condition, and results of operations.

We periodically experience increases in interchange and other related costs, and if we cannot pass these increases along to our merchants, our profit margins will decline.

We pay interchange fees or assessments to issuing banks through the card associations for each transaction that is processed using their credit and debit cards. From time to time, the card associations increase the interchange fees that they charge processors and the sponsoring banks. At their sole discretion, our sponsoring banks have the right to pass any increases in interchange fees on to us. In addition, our sponsoring banks may seek to increase their sponsorship fees charged to us, all of which are based upon the dollar amount of the payment transactions we process. If we are not able to pass these fee increases along to clients through corresponding increases in our processing fees, our profit margins will be reduced.

Losing a significant portion of business from one or more of our largest customers could lead to significant revenue decreases in the longer term, which could have a material adverse impact on our business and our results of operations.

Most of our customer relationships are not exclusive and may be terminated by our customers. Our customers can reassess their commitments to us at any time in the future and/or develop their own competitive services. Accordingly, our business agreements with these customers may not reduce the risk inherent in our business that customers may terminate their relationships with us in favor of relationships with our competitors, or for other reasons, or might not meet their contractual obligations to us.

We are subject to economic and political risk, the business cycles of our customers and software integration partners and the overall level of consumer and commercial spending, which could negatively impact our business, financial condition and results of operations.

The electronic payment industry depends heavily on the overall level of consumer and commercial spending. We are exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income and changes in consumer purchasing habits, including natural disasters and health emergencies, including earthquakes, fires, power outages, typhoons, floods, pandemics or epidemics such as the coronavirus and manmade events such as civil unrest, labor disruption, international trade disputes, international conflicts, terrorism, wars and critical infrastructure attacks. A sustained deterioration in general economic conditions, particularly in the United States, or increases in interest rates, could adversely affect our financial performance by reducing the number or aggregate volume of transactions made using electronic payments. For example, the COVID-19 coronavirus pandemic impacted the global economy and negatively affected various aspects of our business, including reductions in the amount of consumer spending and lending which resulted in a decrease in our revenue and profits. If our customers make fewer sales of products and services using electronic payments, or consumers spend less money through electronic payments, we will have fewer transactions to process at lower dollar amounts, resulting in lower revenue.

A weakening in the economy could have a negative impact on our customers, as well as their customers who purchase products and services using the payment processing systems to which we provide access, which could, in turn, negatively affect our business, financial condition and results of operations. For example, in the primary vertical markets that we serve, merchants are affected by macroeconomic conditions such as employment, personal income and consumer sentiment. If economic conditions deteriorate and our customers experience decreased demand for their products or services, we would experience a decrease both in volume and number of transactions processed. In addition, a weakening in the economy could force merchants to close at higher than historical rates in part because many of them are not as well capitalized as larger organizations, which could expose us to potential credit losses and future transaction declines. Further, credit card issuers may reduce credit limits and become more selective in their card issuance practices. We also have a certain amount of fixed and semi-fixed costs, including rent, debt service and salaries, which could limit our ability to quickly adjust costs and respond to changes in our business and the economy.

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Changes in tax laws or their judicial or administrative interpretations, or becoming subject to additional U.S., state or local taxes that cannot be passed through to our customers, could negatively affect our business, financial condition and results of operations.

Our operations are subject to extensive tax liabilities, including federal and state and transactional taxes such as excise, sales/use, payroll, franchise, withholding, and ad valorem taxes. Changes in tax laws or their judicial or administrative interpretations could decrease the amount of revenues we receive, the value of any tax loss carryforwards and tax credits recorded on our balance sheet and the amount of our cash flow and may have a material adverse impact on our business, financial condition and results of operations. Some of our tax liabilities are subject to periodic audits by the applicable taxing authority which could increase our tax liabilities. Furthermore, companies in the payment processing industry, including us, may become subject to incremental taxation in various taxing jurisdictions. Taxing jurisdictions have not yet adopted uniform positions on this topic. If we are required to pay additional taxes and are unable to pass the tax expense through to our customers, our costs would increase and our net income would be reduced, which could have a material adverse effect on our business, financial condition and results of operations.

We are increasingly dependent on information technology, and potential cyberattacks, security problems, or other disruption and expanding social media vehicles present new risks.

We rely on information technology networks and systems, including the internet, to process, transmit, and store electronic information, and to manage or support a variety of business processes, including financial transactions and records, billing, and operating data. We may purchase some of our information technology from vendors, on whom our systems will depend, and we rely on commercially available systems, software, tools, and monitoring to provide security for processing, transmission, and storage of confidential operator and other customer information. We depend upon the secure transmission of this information over public networks. Our networks and storage applications could be subject to unauthorized access by hackers or others through cyberattacks, which are rapidly evolving and becoming increasingly sophisticated, or by other means, or may be breached due to operator error, malfeasance or other system disruptions. In some cases, it will be difficult to anticipate or immediately detect such incidents and the damage they cause. Any significant breakdown, invasion, destruction, interruption, or leakage of information from our systems could harm our reputation and business.

Rapid and significant technological developments and changes could negatively impact our results of operations or limit our future growth.

The payments industry is subject to rapid and significant technological changes, which can impact our business. We cannot predict the effect of technological changes on our business, and our future success will depend, in part, on our ability to anticipate, develop or adapt to technological changes and evolving industry standards.   Failure to keep pace with these technological developments or otherwise bring to market products that reflect these technologies could lead to a decline in the use of our products, which could have a material adverse impact on our results of operations.

Global financial market activity could result in a material and adverse impact on our overall business and results of operations.

Adverse economic trends (including distress in financial markets, turmoil in specific economies around the world and additional government intervention) have impacted the environment in which we operate. The condition of the economic environment may accelerate the timing of or increase the impact of risks to our financial performance.

Negative trends in consumer spending could negatively impact our results of operations.

The global payments industry depends heavily upon the overall level of consumer, business and government spending. General economic conditions (such as unemployment, housing and changes in interest rates) and other political conditions (such as devaluation of currencies and government restrictions on consumer spending) in key countries in which we operate may adversely affect our financial performance by reducing the number or average purchase amount of transactions involving our platform and services.

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Liabilities we may incur for any litigation that has been or may be brought against us could materially and adversely affect our results of operations.

We are not a defendant on civil litigations and regulatory proceedings and investigations. In the event we are found liable in any material litigations or proceedings, particularly in the event we may be found liable in a large class-action lawsuit or on the basis of an antitrust claim entitling the plaintiff to treble damages or under which we were jointly and severally liable, we could be subject to significant damages, which could have a material adverse impact on our overall business and results of operations.

If we fail to protect our intellectual property rights, competitors may be able to use our technology, which could weaken our competitive position, reduce our net revenue, and increase our costs.

Our long-term success will depend to some degree on our ability to protect the proprietary technology that we have developed or may develop or acquire in the future. While our patents may offer some protection, our intellectual property rights may not be sufficiently comprehensive to prevent our competitors from developing similar competitive products. Although we may aggressively pursue anyone whom we reasonably believe is infringing upon our intellectual property rights, initiating and maintaining suits against third parties that may infringe upon our intellectual property rights will require substantial financial resources. We may not have the financial resources to bring such suits, and if we do bring such suits, we may not prevail. Regardless of our success in any such actions, we could incur significant expenses in connection with such suits.

Claims by others that we have infringed their proprietary technology or other intellectual property rights could harm our business.

Our success depends, in part, on our ability to develop and commercialize our services and technologies without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. However, we may not be aware that our products, services, solutions or technologies are infringing, misappropriating or otherwise violating third-party intellectual property rights , and such third parties may bring claims alleging such infringement, misappropriation or violation. Third parties may have issued, or may eventually issue, patents that could be infringed by our services or technology. Any of these third parties could make a claim of infringement against us with respect to our services or technology. We may also be subject to claims by third parties for breach of copyright, trademark, license usage or other intellectual property rights . When any such claims are asserted against us, we may seek to license the third party’s intellectual property rights , which could be expensive. We may be unable to obtain the necessary licenses on satisfactory terms, if at all. Any claim from third parties may result in a limitation on our ability to use the intellectual property subject to these claims or could prevent us from registering our brands as trademarks. Even if we believe that intellectual property-related claims are without merit, defending against such claims is time-consuming and expensive, and could result in the diversion of the time and attention of our management and employees. Claims of intellectual property infringement also might require us to redesign affected services, enter into costly settlement or license agreements, pay costly damage awards, change our brands or face a temporary or permanent injunction prohibiting us from importing, marketing, selling or operating certain of our services, using certain of our brands or operating our business as presently conducted. Even if we have an agreement for indemnification against such costs, the indemnifying party, if any in such circumstances, may be unable to uphold our contractual obligations.

We may be subject to adverse publicity or reputational harm, even if claims against us are later shown to be unfounded or unsubstantiated. Moreover, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have an adverse effect on the price of our common stock. The award of damages, including material royalty payments, or the entry of an injunction against the manufacture, import, marketing, sale or operation of some or all of our products or services, or our entry into any license or settlement agreement in connection with such claims could affect our ability to compete with third parties and have a material adverse effect on our business, financial condition and results of operations.

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To acquire and retain clients, we depend in part on channel partners that generally do not serve us exclusively, may not aggressively market our products and services, are subject to attrition and are not under our control.

We intend to rely on the efforts of our channel partners to market our products and services, such as our merchant services, secure text payments, digital banking and lead generation, to existing clients and potential clients. Generally, our agreements with channel partners are not exclusive and these partners retain the right to refer potential clients to other merchant acquirers. Gaining and maintaining loyalty or exclusivity may require financial concessions to maintain current channel partners or to attract potential channel partners from our competitors who may be offering significantly more enticing pricing terms, such as increased signing bonuses or residuals payable to our referral partners, which could have a negative impact on our results of operations. If these channel partners switch to another merchant acquirer, focus more heavily on promoting the products and services of one or more other merchant acquirers, cease operations or become insolvent, we may no longer receive new referrals from them or may receive fewer new referrals from them, and we also risk losing existing clients with whom the channel partner has a relationship.

Additionally, some of our channel partners are subject to the requirements imposed by our bank sponsors, which may result in fines to them for non-compliance and may, in some cases, result in these entities ceasing to market our products and services. If we are unable to maintain our existing base of channel partners or develop relationships with new channel partners, our business, financial condition and results of operations would be materially adversely affected. Our channel partners are independent businesses and we have no control over their day-to-day business activities, including their client marketing and solicitation practices.

Further, we may be named in legal proceedings in connection with the actions of our channel partners where it is alleged that our channel partners have intentionally or negligently misrepresented pricing or other contractual terms to clients or potential clients related to our processing solutions or related products. While in some cases we may have indemnification rights against our channel partners for these activities, there is no guarantee that we will be able to successfully enforce those indemnification rights or that our channel partners are adequately capitalized in a manner necessary to satisfy their indemnification obligations to us. If one or more judgments or settlements in any litigation or other investigation, plus related defense and investigation costs, significantly exceed our insurance coverage and we are unable to enforce our indemnification rights against a channel partner or partners, our business, financial condition and results of operations could materially suffer.

Unauthorized disclosure, destruction or modification of data or disruption of our services could expose us to liability, protracted and costly litigation and damage our reputation.

We and other third parties collect, process, and transmit sensitive data, such as names, addresses, social security numbers, credit or debit card numbers and expiration dates, drivers’ license numbers and bank account numbers, and we have ultimate liability to the payment networks and member financial institutions that register us with the payment networks for our failure, or the failure of certain channel partners and third parties with whom we contract, to protect this data in accordance with payment network requirements. Some of our merchants and channel partners may store such data. The loss, destruction or unauthorized modification of client or cardholder data could result in significant fines, sanctions and proceedings or actions against us by the payment networks, governmental bodies, consumers or others, which could have a material adverse effect on our business, financial condition and results of operations. Any such proceeding or action could damage our reputation, force us to incur significant expenses in defense of these proceedings, distract our management, increase our costs of doing business and may result in the imposition of monetary liability.

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In recent years, we have been the target of attempted security breaches by hackers, and we could be subject to security breaches by hackers in the future. Although we proactively employ multiple measures to defend our systems against intrusions and attacks and to protect the data we collect, our measures may not prevent unauthorized access or use of sensitive data. A breach of our system or a third-party system upon which we rely may subject us to material losses or liability, including payment network fines, assessments and claims for unauthorized purchases with misappropriated credit, debit or card information, impersonation or other similar fraud claims. Although we have not to date incurred material losses or liabilities as a result of breaches, a future breach of our system may subject us to material losses or liability, including payment of fines and claims for unauthorized purchases with misappropriated credit or debit card or bank account information or other similar fraud claims. A misuse of such data or a cybersecurity breach could harm our reputation and deter clients from using electronic payments generally and our services specifically, increase our operating expenses in order to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits and/or result in the imposition of material penalties and fines under applicable laws or by our clients.

We may face significant chargeback liability if our merchant clients refuse or cannot reimburse chargebacks resolved in favor of their customers and may not accurately anticipate these liabilities.

We have potential liability for chargebacks associated with our clients’ processing transactions. In most circumstances, if a billing dispute between a client and a cardholder is not ultimately resolved in favor of our client, the disputed transaction is “charged back” to the client’s bank and credited to the account of the cardholder. Anytime our client is unable to satisfy a chargeback, we are responsible for that chargeback.

We are potentially liable for losses caused by fraudulent credit card transactions. Card fraud occurs when a client’s customer uses a stolen card (or a stolen card number in a card-not-present transaction) to purchase merchandise or services. In a traditional card-present transaction, if the client swipes the card, receives authorization for the transaction from the card issuing bank and verifies the signature on the back of the card against the paper receipt signed by the customer, the card issuing bank remains liable for any loss. In a fraudulent card-not-present transaction, even if the client receives authorization for the transaction, the client is liable for any loss arising from the transaction. Many of the SMBs clients that we serve are small and transact a substantial percentage of their sales over the Internet. Because their sales are card-not-present transactions, these clients are more vulnerable to customer fraud than larger clients

Business fraud occurs when a business or organization, rather than a cardholder, knowingly uses a stolen or counterfeit card or card number to record a false sales transaction, or intentionally fails to deliver the merchandise or services sold in an otherwise valid transaction. Business fraud also occurs when employees of businesses change the business demand deposit accounts to their personal bank account numbers, so that payments are improperly credited to the employee’s personal account. Incidents of fraud could increase in the future. Failure to effectively manage risk and prevent fraud could increase our chargeback liability and other liability.

Our system and our third-party providers’ systems may fail which could adversely affect our business.

Our systems and operations or those of our third-party technology vendors could be exposed to damage or interruption from, among other things, fire, natural disaster, power loss, telecommunications failure, unauthorized entry, computer viruses, denial-of-service attacks, acts of terrorism, human error, vandalism or sabotage, financial insolvency and similar events. Defects in our systems or those of third parties, errors or delays in the processing of payment transactions, telecommunications failures or other difficulties could result in: loss of revenues; loss of clients; loss of client and cardholder data; fines imposed by payment networks; harm to our business or reputation resulting from negative publicity; exposure to fraud losses or other liabilities; additional operating and development costs; or diversion of management, technical and other resources, among other consequences.

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Low demand for our new products and the inability to develop and introduce new products at favorable margins could adversely impact our performance and prospects for future growth.

Our competitive advantage is due in part to our intentions to develop and introduce new products in a timely manner at favorable margins. The uncertainties associated with developing and introducing new products, such as market demand and costs of development and production, may impede the successful development and introduction of new products on a consistent basis. Introduction of new technology may result in higher costs to us than that of the technology replaced. That increase in costs, which may continue indefinitely or until increased demand and greater availability in the sources of the new technology drive down its cost, could adversely affect our results of operations. Market acceptance of the new products scheduled for introduction in future years may not meet sales expectations due to various factors, such as the failure to accurately predict market demand, end-user preferences, evolving industry standards, or the emergence of new or disruptive technologies. Moreover, the ultimate success and profitability of the new products may depend on our ability to resolve technical and technological challenges in a timely and cost-effective manner, and to achieve software development efficiencies. Our investments in productive capacity and commitments to fund advertising and product promotions in connection with these new products could erode profits if those expectations are not met.

We may fail to effectively utilize licensed technologies.

We have entered into a licensing agreement and in the future, we may seek additional collaborations or strategic alliances or enter into additional licensing arrangements with organizations that we believe will complement or augment our own technologies and services. Licensing and collaborations arrangements are subject to numerous risks, and we may not realize the benefits of such alliances or licensing arrangements as we anticipated.

We have entered into a licensing agreement that is important to our business. The intellectual property that is subject to licensing agreements is owned by other companies or institutions and licensed to us, and changes to the rights we have licensed may adversely impact our business.

If we fail to comply with the terms of the licenses, the other party could terminate the license. If these third parties who license intellectual property to us fail to maintain the intellectual property that we have licensed, or lose rights to that intellectual property, the rights we have licensed may be reduced or eliminated, which could subject us to claims of intellectual property infringement. Termination of our license or reduction or elimination of our licensed rights may result in our having to negotiate new or reinstated licenses with less favorable terms or could subject us to claims of intellectual property infringement in litigation or other administrative proceedings that could result in damage awards against us and injunctions that could prohibit us from selling our products. In addition, our license agreements are non-exclusive, and the other party may license the technology to our competitors, which may result is significant competition for us.

In addition, we have limited rights to participate in the prosecution and enforcement of the patents and patent applications that we have licensed. As a result, we cannot be certain that these patents and applications will be prosecuted and enforced in a manner consistent with the best interests of our business. Further, because of the rapid pace of technological change in our industry, we may need to rely on key technologies developed or licensed by third parties, and we may not be able to obtain licenses and technologies from these third parties at all or on reasonable terms. The occurrence of these events may have a material adverse effect on our business, financial condition or results of operations.

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Risks Related to Regulation

New and potential government regulations could adversely affect our ability to provide, or impair the value of, the services we currently provide to our merchants.

We are subject to numerous federal and state regulations that affect the electronic payments industry. Regulation of our industry has increased significantly in recent years and is constantly evolving. Changes to statutes, regulations or industry standards, including interpretation and implementation of statutes, regulations or standards, could increase our cost of doing business or affect the competitive balance. We are also subject to U.S. financial services regulations, numerous consumer protection laws, escheat regulations and privacy and information security regulations, among other laws, rules and regulations. Failure to comply with regulations may have an adverse effect on our business, including the limitation, suspension or termination of services provided to, or by, third parties, and the imposition of penalties or fines. To the extent these regulations negatively impact the business, operations or financial condition of our clients, our business and results of operations could be materially and adversely affected because, among other matters, our clients could have less capacity to purchase products and services from us, could decide to avoid or abandon certain lines of business, or could seek to pass on increased costs to us by negotiating price reductions. We could be required to invest a significant amount of time and resources to comply with additional regulations or oversight or to modify the manner in which we contract with or provide products and services to our clients; and those regulations could directly or indirectly limit how much we can charge for our services. We may not be able to update our existing products and services, or develop new ones, to satisfy our clients’ needs. Any of these events, if realized, could have a material adverse effect on our business, results of operations and financial condition.

These and other laws and regulations, even if not directed at us, may require us to make significant efforts to change our products and services and may require that we incur additional compliance costs and change how we price our products and services to our clients and distribution partners. Implementing new compliance efforts is difficult because of the complexity of new regulatory requirements, and we are devoting and will continue to devote significant resources to ensure compliance. Furthermore, regulatory actions may cause changes in business practices by us and other industry participants which could affect how we market, price and distribute our products and services, and which could materially adversely affect our business, financial condition and results of operations. In addition, even an inadvertent failure to comply with laws and regulations, as well as rapidly evolving social expectations of corporate fairness, could damage our business or our reputation.

We must comply with laws and regulations prohibiting unfair or deceptive acts or practices, and any failure to do so could materially and adversely affect our business.

We and many of our customers are subject to Section 5 of the Federal Trade Commission Act prohibiting unfair or deceptive acts or practices and various state laws that are similar in scope and subject matter. In addition, provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act that prohibit unfair, deceptive or abusive acts or practices, the Telemarketing Sales Act and other laws, rules and/or regulations, may directly impact the activities of certain customers of ours, and in some cases may subject us, as the electronic payment processor or provider of payment settlement services, to investigations, fees, fines and disgorgement of funds if we are found to have improperly aided and abetted or otherwise provided the means and instrumentalities to facilitate the illegal or improper activities of a customer through our services. Various federal and state regulatory enforcement agencies, including the Federal Trade Commission and state attorneys general have authority to take action against non-banks that engage in Unfair, Deceptive, or Abusive Acts or Practices, or violate other laws, rules and regulations. To the extent we are processing payments or providing products and services for a customer suspected of violating such laws, rules and regulations, we may face enforcement actions and incur losses and liabilities that may adversely affect our business.

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United States federal legislation and international laws impose certain obligations on the senders of commercial emails, which could minimize the effectiveness of our platform, and establish financial penalties for non-compliance, which could increase the costs of our business.

The Federal Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (the “CAN-SPAM Act”), establishes certain requirements for commercial email messages and transactional email messages and specifies penalties for the transmission of email messages that are intended to deceive the recipient as to source or content. Among other things, the CAN-SPAM Act, obligates the sender of commercial emails to provide recipients with the ability to “opt-out” of receiving future commercial emails from the sender. In addition, some states have passed laws regulating commercial email practices that are significantly more restrictive and difficult to comply with than the CAN-SPAM Act. If we were found to be in violation of the CAN-SPAM Act, applicable state laws governing email not preempted by the CAN-SPAM Act or foreign laws regulating the distribution of email, whether as a result of violations by our customers or our own acts or omissions, we could be required to pay large penalties, which would adversely affect our financial condition, significantly harm our business, injure our reputation and erode customer trust. The terms of any injunctions, judgments, consent decrees or settlement agreements entered into in connection with enforcement actions or investigations against our company in connection with any of the foregoing laws may also require us to change one or more aspects of the way we operate our business, which could impair our ability to attract and retain customers or could increase our operating costs.

Global legal, regulatory and legislative focus on the payments industry may have a material adverse impact on our overall business and results of operations.

Interchange fees are generally the largest component of the costs that acquirers charge merchants in connection with the acceptance of payment cards. Regulators and legislative bodies in a number of countries, as well as merchants, are seeking to reduce these fees through legislation, competition-related regulatory proceedings, central bank regulation and/or litigation.

More broadly, regulators in several jurisdictions increasingly have been leveraging, or seeking to establish, the authority to regulate certain aspects of payments systems. These regulations have, and could further result in, obligations or restrictions with respect to not only interchange fees but also the types of products that we may offer to consumers, the countries in which our cards and other payment devices may be used, the way we structure and operate our business and the types of cardholders and merchants who can obtain or accept cards. These obligations and restrictions could be further increased as more jurisdictions impose oversight of payment systems.

Current regulatory activity could be extended to additional jurisdictions or products, which could materially and adversely affect our overall business and results of operations.

Regulators around the world increasingly look at each other’s approaches to the regulation of the payments and other industries. In some areas, such as interchange fees, we believe that regulators are increasingly cooperating on their approaches. Consequently, a development in any one country, state or region may influence regulatory approaches in other countries, states or regions.

As a result, the risks created by any one new law or regulation are magnified by the potential they have to be replicated in other jurisdictions or involving other products, affecting our business. These include matters like interchange rates, network standards and network exclusivity and routing agreements. Conversely, if widely varying regulations come into existence worldwide, we may have difficulty adjusting our products, services, fees and other important aspects of our business, with the same effect. Either of these outcomes could materially and adversely affect our overall business and results of operations.

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Governmental regulations designed to protect or limit access to or use of consumer information could adversely affect our ability to effectively provide our products and services.

In addition to those regulations discussed previously that are imposed by the card networks and NACHA, governmental bodies in the United States have adopted, or are considering the adoption of, laws and regulations restricting the use, collection, storage, transfer and disposal of, and requiring safeguarding of, non-public personal information. Our operations are subject to certain provisions of these laws. Relevant federal privacy laws include the Family Educational Rights and Privacy Act of 1974, the Protection of Pupil Rights Amendment and the Gramm-Leach-Bliley Act of 1999, which applies directly to a broad range of financial institutions and indirectly, or in some instances directly, to companies that provide services to financial institutions. The U.S. Children’s Online Privacy Protection Act also regulates the collection of information by operators of websites and other electronic solutions that are directed to children under 13 years of age. These laws and regulations restrict our collection, processing, storage, use and disclosure of personal information, may require us to notify individuals of our privacy practices and provide individuals with certain rights to prevent the use and disclosure of protected information, and mandate certain procedures with respect to safeguarding and proper description of stored information. Certain state laws impose similar privacy obligations as well as obligations to provide notification of security breaches of personal information to affected individuals, state officers, consumer reporting agencies and businesses and governmental agencies. The applicable regulatory framework for privacy issues is evolving and is likely to continue doing so for the foreseeable future, which creates uncertainty. For example, the California Consumer Privacy Act (CCPA) of 2018, which became effective January 1, 2020, imposes more stringent requirements with respect to California data privacy. The CCPA includes provisions that give California residents expanded rights to access and delete certain personal information, opt out of certain personal information sharing, and receive detailed information about how certain personal information is used.

Further, we are obligated, or will be obligated, by our customers, sponsor banks and software integration partners to maintain the confidentiality and security of non-public consumer information that our customers and their end customers share with us. Our contracts may require periodic audits by independent parties regarding our compliance with applicable standards, and may permit our counterparties to audit our compliance with best practices established by regulatory guidelines with respect to confidentiality and security of non-public personal information. Our ability to maintain compliance with these standards and satisfy these audits will affect our ability to attract, grow and maintain business in the future, and any failure to do so could subject us to contractual liability, each of which could have a material effect on our business and results of operations.

If we fail to comply with these laws, regulations or contractual terms, or if we experience security breaches, we could face regulatory enforcement proceedings, suits for breach of contract and monetary liabilities. Additionally, any such failure could harm the relationships and reputation we depend on to retain existing customers and software integration partners and obtain new customers and software integration partners. If federal and state governmental bodies adopt more restrictive privacy laws in the future, our compliance costs could increase, and it could make our due diligence reviews and monitoring regarding the risk of our customers more difficult, complex and expensive. As our business grows, we may also be required to invest in a more substantive and complex compliance management system than the one we currently employ.

Risks Related to Our Securities

Shares eligible for future sale may have adverse effects on our share price.

Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. We may issue additional shares in future public offerings or private placements to make new investments or for other purposes. Therefore, it may not be possible for existing shareholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

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If we cannot continue to satisfy, the listing requirements and other rules of the Nasdaq, our securities may not be listed or may be delisted, which could negatively impact the price of our securities, including our Common Stock, and your ability to sell such securities.

In order to maintain our listing on Nasdaq, we are required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. We may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy Nasdaq criteria for maintaining our listing, our securities, including our Common Stock, could be subject to delisting.

If Nasdaq delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our Common Stock is a “penny stock,” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Stock;

•	limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

Delaware law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Delaware law also authorizes Delaware corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by Delaware law.

Prior to, and in no event not later than, the closing of the offering, we will obtain director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us. There is no guarantee that such insurance coverage will protect us from any damages or loss claims filed against it.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Delaware, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

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Anti-takeover provisions under our charter documents and Delaware law could delay or prevent a change of control, which could limit the market price of our Common Stock and may prevent or frustrate attempts by our stockholders to replace or remove our current management.

Our amended and restated certificate of incorporation and our amended and restated bylaw, contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our stockholders might consider favorable. Some of these provisions include:

•	a board of directors divided into two classes serving staggered two-year terms, such that not all members of the board will be elected at one time;

•	a prohibition on stockholder action through written consent, which requires that all stockholder actions be taken at a meeting of our stockholders;

•	a requirement that special meetings of stockholders be called only by the board of directors;

•	advance notice requirements for stockholder proposals and nominations for election to our board of directors;

•	a requirement that no member of our board of directors may be removed from office by our stockholders except for cause and, upon the approval of not less than two-thirds of all outstanding shares of our voting stock entitled to vote in the election of directors;

•	a requirement of approval of not less than two-thirds of all outstanding shares of our voting stock to amend any bylaws or to amend specific provisions of our certificate of incorporation;

•	the authority of the board of directors to issue preferred stock on terms determined by the board of directors without stockholder approval, which preferred stock may include rights superior to the rights of the holders of Common Stock;

•	any action asserting a claim governed by the internal affairs doctrine, or the Delaware Forum Provision; and

•	a Federal Forum provision that provides that unless we consent in writing to the selection of an alternative forum, the United States District Court for the State of Delaware shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

We are governed by the provisions of Section 203 of the Delaware General Corporate Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These antitakeover provisions and other provisions in our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by the then-current board of directors and could also delay or impede a merger, tender offer or proxy contest involving our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing or cause us to take other corporate actions you desire. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our Common Stock to decline.

We recognize that the Delaware Forum Provision and the Federal Forum Provision in our amended and restated bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware, as applicable. Additionally, the forum selection clauses in our amended and restated bylaws may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware and the United States District Court for the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

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If we fail to comply with the rules and regulations under the Sarbanes-Oxley Act, our operating results, our ability to operate our business and investors’ views of us may be harmed.

Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our Common Stock. In addition, our efforts to comply with the rules and regulations under the Sarbanes-Oxley or new or changed laws, regulations, and standards may differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice. Regulatory authorities may investigate transactions disclosed in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and if legal proceedings are initiated against us, it may harm our business.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We currently intend to retain all of our future earnings to finance the growth and development of our business, and therefore, we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We believe it is likely that our board of directors will continue to conclude, that it is in the best interests of the Company and its shareholders to retain all earnings (if any) for the development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to $18 million of shares of our Common Stock. The following summary of the terms of our Common Stock is subject to and qualified in its entirety by reference to our restated certificate of incorporation and bylaws. Please refer to the section entitled “Where You Can Find More Information” for directions on obtaining these documents.

General

We currently have authorized 105,263,158 shares of Common Stock, par value $0.001 per share. Holders of our Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of our Common Stock are fully paid and nonassessable.

Voting Rights

The holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. The holders of our Common Stock do not have any cumulative voting rights.

Dividends

Holders of our Common Stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding convertible preferred stock.

Rights Upon Liquidation

In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding convertible preferred stock.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and bylaws could make the following transactions more difficult: our acquisition by means of a tender offer; our acquisition by means of a proxy contest or otherwise; or removal of our incumbent officers and directors.

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Section 203 of the Delaware General Corporation Law is applicable to takeovers of Delaware corporations. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or bylaws, effective 12 months after adoption. Our restated certificate of incorporation and bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our Common Stock and deprive stockholders of opportunities to realize a premium on shares of Common Stock held by them.

In addition to our board of directors’ ability to issue shares of preferred stock, our restated certificate of incorporation and bylaws contain provisions that may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our restated certificate of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

•	do not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors;

•	establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•	provide that vacancies on the board of directors, including newly-created directorships, may be filled only by a majority vote of directors then in office;

•	limit who may call special meetings of stockholders;

•	prohibit stockholder action by written consent, requiring all actions to be taken at a meeting of the stockholders; and

•	establish advance notice requirements for nominating candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

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Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Transfer Online, Inc. Their address is 512 SE Salmon Street, Portland, Oregon 97214 and their phone number is (503) 227-2950.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “APCX.” We also have warrants listed on the Nasdaq Capital Market under the symbol “APCXW.”

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USE OF PROCEEDS

We may issue and sell shares of Common Stock having aggregate sales proceeds of up to $18,000,000 from time to time, before deducting sales agent commissions and estimated expenses payable by us. The amount of proceeds from this offering will depend upon the number of shares of our Common Stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with StockBlock as a source of financing. We will retain broad discretion over the use of the net proceeds from the sale of the Common Stock offered by this prospectus supplement and the accompanying prospectus. We currently intend to use the net proceeds, if any, from the sale of the Common Stock offered hereby for general corporate purposes, working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. We intend to invest the net proceeds to us from the sale of the Common Stock offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

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dilution

If you purchase our Common Stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of our Common Stock immediately after this offering. Net tangible book value per share is determined by dividing the number of shares of Common Stock outstanding as of June 30, 2023 by our total tangible assets less total liabilities.

Our net tangible book value as of June 30, 2023 was approximately $1.3 million, or $0.07 per share, based on 18,581,447 shares of our Common Stock outstanding as of that date. After giving effect to the sale of 3,829,787 shares of Common Stock by us at an assumed offering price of $4.70 per share, the last reported sale price of our Common Stock on Nasdaq on August 18, 2023, for aggregate gross proceeds of $18 million, and after deducting the sales commissions and estimated expenses payable by us, our as adjusted net tangible book value as of June 30, 2023 would have been approximately $19.2 million, or $0.86 per share. This represents an immediate increase in net tangible book value of $0.79 per share to existing stockholders and an immediate increase in net tangible book value of $3.84 per share to new investors in this offering, as illustrated by the following table:

Assumed offering price per share	$4.70
Net tangible book value per share as of June 30, 2023	$0.07
Increase in net tangible book value per share attributable to this offering	$0.79

As adjusted net tangible book value per share as of June 30, 2023 after giving effect to this offering	$0.86

Dilution in net tangible book value per share to new investors in this offering	$3.84

The shares sold in this offering, if any, will be sold from time to time at various prices. A $1.00 increase in the price at which the shares are sold from the assumed offering price to $5.70 per share, would result in an as adjusted net tangible book value per share after the offering of $0.88 per share and would increase the net tangible book value per share to new investors in this offering by $0.81 per share, after deducting sales commissions and estimated offering expenses payable by us. A $1.00 decrease in the price at which the shares are sold from the assumed offering price to $3.70 per share, would result in an as adjusted net tangible book value per share after the offering of $0.82 per share and would increase the net tangible book value per share to new investors in this offering by $0.75 per share, after deducting sales commissions and estimated offering expenses payable by us. The as adjusted information provided above is illustrative only. The Common Stock sold in this offering, if any, will be sold from time to time at various prices.

The number of shares of Common Stock to be outstanding immediately after this offering is based on 18,581,447 shares outstanding as of June 30, 2023 and excludes:

•	14 shares of Series A Preferred Shares convertible into 1,148 shares of Common Stock at a conversion price of $0 per share;

•	1,527,228 shares of Common Stock issuable upon the exercise of options outstanding at a weighted average exercise price of $1.30 per share;

•	223,085 shares of Common Stock available for issuance under the 2023 Equity Incentive Plan;

•	4,156,626 shares of Common Stock issuable upon exercise of the warrants issued in our IPO at an exercise price of $4.15 per share; and

•	1,666,667 shares of Common Stock issuable upon exercise of the private placement warrants issued in our February 2023 offering with an exercise price of $4.64 per share.

To the extent that additional shares are issued pursuant to the foregoing, investors purchasing our Common Stock in this offering will experience further dilution. In addition, we may offer shares of our Common Stock or other securities exercisable or convertible into shares of Common Stock in other offerings due to market conditions or strategic considerations. To the extent we issue such shares of Common Stock and/or securities, and such securities are converted or exercised for shares of our Common Stock, investors may experience further dilution.

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PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with StockBlock, pursuant to which we may issue and sell from time to time, shares of our Common Stock having an aggregate offering price of up to $18,000,000 through StockBlock as our sales agent. The Common Stock, may be offered and sold (A) in privately negotiated transactions with the consent of the Company, (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq or sales made into any other existing trading market of the Common Stock.

StockBlock will offer shares of our Common Stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and StockBlock. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, StockBlock will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares requested to be sold by us. We or StockBlock may suspend the offering of the shares of Common Stock being made through StockBlock under the Sales Agreement upon proper notice to the other party.

Settlement for sales of Common Stock will occur on the second trading day or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and StockBlock in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of our Common Stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and StockBlock may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay StockBlock in cash, upon each sale of shares of our Common Stock pursuant to the Sales Agreement, a commission of 2.5% of the gross proceeds from each sale of shares. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, sales commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse StockBlock for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $70,000 in the aggregate, in addition to up to a maximum of $2,500 per due diligence update session conducted in connection with each such date the Company files its quarterly reports on Form 10-Q and $5,000 per due diligence session conducted in connection with each such date the Company files its annual report on Form 10-K, for StockBlock counsel’s fees and any incidental expenses to be reimbursed by us. We will report at least quarterly the number of shares of our Common Stock sold through StockBlock under the Sales Agreement, the net proceeds to us and the compensation paid by us to StockBlock in connection with the sales of shares of our Common Stock.

In connection with the sales of shares of our Common Stock on our behalf, StockBlock will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to StockBlock will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to StockBlock against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of our Common Stock pursuant to the Sales Agreement will terminate upon the earlier of the sale of all of the shares of our Common Stock provided for in this prospectus supplement or termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, StockBlock will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement.

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StockBlock and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. StockBlock and such affiliates have received, or may in the future receive, customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, StockBlock and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. StockBlock or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by StockBlock, and StockBlock may distribute this prospectus supplement and the accompanying prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference”.

Trading Market

Our Common Stock is listed on Nasdaq under the symbol “APCX.”

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LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Washington, DC. StockBlock is being represented in connection with this offering by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements and related notes thereto of AppTech Payments Corp. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2022, have been so incorporated in reliance on the report of dbbmckennon, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Common Stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the Common Stock offered by this prospectus supplement and the accompanying prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents or provisions of any documents referred to in this prospectus supplement and the accompanying prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov. Our Common Stock is listed on Nasdaq under the symbol “APCX.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.apptechcorp.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus supplement, the accompanying prospectus or other securities filings and is not a part of these filings.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. Any information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus.

We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents set forth below that have been previously filed with the SEC as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and before the termination of the applicable offering; provided, however, that, except as specifically provided below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 20, 2023, as amended on August 21, 2023;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 21, 2023 (to the extent incorporated by reference into our Annual Report on Form 10-K, as amended);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 8, 2023 and August 14, 2023, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 31, 2023, March 24, 2023, April 5, 2023, May 5, 2023, June 7, 2023, June 16, 2023, June 21, 2023, August 2, 2023 and August 14, 2023; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on December 20, 2021, under the Exchange Act, together with any subsequent amendment or report for the purpose of updating such description.

Any statement contained in a document incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

To obtain copies of these filings, see “Where You Can Find More Information.” We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus supplement or the accompanying prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for such information to:

AppTech Payments Corp.

5876 Owens Avenue, Suite 100

Carlsbad, California 92008

(760) 707-5959

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PROSPECTUS

$75,000,000

Preferred Stock
Common Stock
Debt Securities
Warrants
Units

From time to time, we may offer and sell shares of preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or any combination of these securities, either separately or in units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The debt securities and warrants may be convertible into or exercisable or exchangeable for preferred stock, common stock or debt securities and the preferred stock may be convertible into or exchangeable for common stock. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $75,000,000.

Each time we offer securities, we will provide you with specific terms of the securities offered in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus, any applicable prospectus supplement and the additional information described below under the heading “Where You Can Find More Information” carefully before you invest in any of the securities offered hereby.

Our common stock is currently traded on The Nasdaq Capital Market under the symbol “APCX.” The last reported sale price of our common stock on May 12, 2022 was $0.81 per share.

As of May 12, 2022, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $9,574,823.70, which we calculated based on 16,208,958 shares of outstanding common stock, of which 11,820,770 shares were held by non-affiliates, and a price per share of $0.81 as of May 12, 2022, which is a date within 60 days prior to the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus and in the other documents incorporated by reference in this prospectus and the applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

The date of this prospectus is July 15, 2022

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement. We will be offering to sell, and seeking offers to buy, the securities only in jurisdictions whether offers and sales are permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “AppTech,” the “Company,” the “registrant,” “we,” “us,” “our” and similar expressions refer to AppTech Payments Corp., a Delaware corporation, and its subsidiaries (as applicable), and the term “securities” refers collectively to our preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or debt securities, or any combination of the foregoing securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offering transactions up to a total dollar amount of $75,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of that particular offering. Each such prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus or any document incorporated by reference herein, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of the securities described in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sales of securities. To obtain additional information that may be important to you, you should read the exhibits we filed with the registration statement of which this prospectus is a part or our other filings with the SEC. You should read this prospectus, any applicable prospectus supplement and the additional information described below under “Where You Can Find More Information” before making any investment decision with respect to the securities offered hereby.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, any applicable prospectus supplement and the documents incorporate by reference regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are subject to risks and uncertainties and are based on information currently available to our management. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “contemplates,” “predict,” “project,” “target,” “likely,” “potential,” “continue,” “ongoing,” “will,” “would,” “should,” “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. The events and circumstances reflected in our forward-looking statements may not occur and actual results could differ materially from those projected in our forward-looking statements. Meaningful factors that could cause actual results to differ include:

•	our going concern and history of losses;

•	uncertainty associated with anticipated launch of financial services platform or future products;

•	substantial investment and costs associated with new potential revenue streams and their corresponding contractual obligations;

•	dependence on third-party channel and referral partners, who comprise a significant portion of our sales force, for gaining new clients;

•	a slowdown or reduction in our sales in due to a reduction in end user demand, unanticipated competition, regulatory issues, or other unexpected circumstances;

•	uncertainty regarding our ability to achieve profitability and positive cash flow through the commercialization of the products we offer or intend to offer in the future;

•	dependence on third-party payment processors to facilitate our merchant services capabilities;

•	delay in or failure to obtain regulatory approval of financial services platform or any future products in additional countries;

•	our ability to operate our business while timely making payments pursuant to our loan agreements;

•	our need to raise additional financing to fund daily operations and successfully grow our Company;

•	our ability to retain and recruit appropriate employees, in particular a productive sales force;

•	current and future laws and regulations;

•	general economic uncertainty associated with the COVID-19 pandemic;

•	the adverse effects of COVID-19, and its unpredictable duration, in regions where we have customers, employees and distributors;

•	the adverse effects of COVID-19 on processing volumes resulting from (a) limitations on in-person access to our merchants’ businesses or (b) the unwillingness of customers to visit our merchants’ businesses; and

•	the possibility that the economic impact of COVID-19 will lead to changes in how consumers make purchases that we are unable to monetize.

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All written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. We undertake no obligation and specifically decline any obligation to update any of these forward-looking statements after the date of such statements are made, whether as a result of new information, future events or otherwise. Please see, however, any further disclosures we make on related subjects in any annual, quarterly or current reports that we may file with the SEC.

You should read this prospectus, the documents that we reference in this prospectus and the documents that have been filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

In addition, you should refer to the section of this prospectus entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

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PROSPECTUS SUMMARY

Through our scalable cloud-based platform architecture and infrastructure coupled with our commerce experiences development and delivery model, we intend to simplify and streamline digital financial services for corporations, small and midsized enterprises (“SMEs”) and consumers. We will accomplish this through innovative omnichannel payment and digital banking technologies that complement our core merchant services capabilities. We believe there is opportunity to generate significant revenue for the Company the near future by providing innovative commerce solutions and experiences that resonate with clients, their customers, and the market as a whole. Further, our soon to be launched modular platform will equip forward-thinking financial institutions, technology companies, and SMEs with operational efficiencies, such as automated financial controls and reconciliation in addition to manual administration.

Today, our Company’s merchant services solutions provide financial processing for businesses to accept cashless and/or contactless payments, such as credit cards, ACH, wireless payments, and more. Our patented, exclusively licensed, and proprietary merchant services software will offer, new integrated solutions for frictionless digital and mobile payment acceptance including acceptance of alternative payment methods (“APMs”). We are extending and enhancing these capabilities with software that solves for multi-use case, multi-channel, API-driven, account-based issuer processing for card, digital tokens, and payment transfer transactions. Our scalable business model allows for expansive white-labeling, SaaS, and embedded solutions that will drive the digital transformation of financial services and generate diverse revenue streams for our Company.

The financial services industry is going through a period of intensive change driven by the advancement of technology, the adaptation to societal changes resulting from COVID-19, and the rapid rise of contactless transactions. End-users expect ease of use and an enhanced user experience in all their daily financial interactions. In this rapidly evolving digital marketplace, our prospective clients, such as merchants and independent software vendors (“ISVs”), have broad and frequently changing requirements to meet consumer expectations and operational efficiencies to maintain their competitive edge.

Providing basic payment acceptance and “lowest price” models is no longer the winning formula to support the market. These entities recognize that staying competitive in the digital age requires a partner with a platform and services capable of delivering flexibility and growth while streamlining operations to continually deliver increased revenue and profitability opportunities. Our pricing is extremely competitive, but we believe the value we create for financial institutions, technology companies, and SMEs through our technology, deployment model, services and consultative approach will create true differentiation from our competitors.

Our global financial services platform architecture and infrastructure is designed to be flexible and configurable to meet current and future market needs. This will empower our clients to take advantage of future platform development and new innovative digital financial solutions by leveraging off-the-shelf experiences and consuming our APIs. Additionally, by taking a holistic view of all aspects of our clients’ business, including risk, volume, user experience, integration capabilities and technical needs, we will create optimal and extensible financial technology solutions at a rapid pace.

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Through exclusive licensing and partnership agreements to complement our patented technology capabilities, we believe we will become leaders in the embedded payment and digital banking sectors by supporting digital, tokenized, multi-channel, embedded API-driven transactions. We intend to accelerate this position through the integration of our merchant services and a secure text payment solution with extensive digital account-based and multi-channel issuer payment processing capabilities. We believe that this will enable us to provide our clients an end-to-end payment acceptance and digital banking solution powering straight-through processing and embedded payment opportunities in the B2B space. We expect to support clients through the development of custom and off-the-shelf experiences by delivering these solutions through public APIs and Webhooks.

A key to the Company’s success and market penetration is the continued development of enterprise-grade, patent protected software for SMS text payments via a mobile device. Our patented technology manages text messaging for processing payments, notification, response, authentication, marketing, advertising, information queries and reports. Once an account is established through a multi-currency digital wallet, neither internet connectivity nor a specific application is required to process payments between merchants and end-users. These features will be particularly beneficial for unbanked and under banked individuals in developing or emerging markets where access to the internet on a mobile device and modern banking institutions may not be readily available. In addition, our software platform will extend merchants’ marketplace capabilities by creating new avenues and channels to request and receive frictionless, digital payments and engaging end-users by utilizing a familiar, convenient, and widely adopted technology.

We believe our technologies will greatly increase the adoption of mobile payments and alternate banking solutions in sectors that must quickly adapt and migrate towards new technologies that facilitate convenient and safe contactless payments. To survive and succeed in this environment, businesses need to adopt new technologies to engage, communicate and process payments with their customers from a supplier that widely supports innovation and adaptation as the industry evolves. By embracing technological advancement in the payment and banking industries, we are well-positioned to meet the growing needs of existing and prospective clients and intend for our current and future products to be at the forefront of solving these accelerated market needs.

Corporate Information

We were originally formed as a Florida corporation on July 2, 1998 as Health Express USA, Inc. On August 29, 2005, we changed our name to CSI Business, Inc and reincorporated as a Nevada corporation. On September 15, 2006, we changed our name to Natural Nutrition Inc. On October 27, 2009, we changed our name to AppTech Corp. We filed Articles of Domestication to change the domicile of the Company from Nevada to Wyoming on July 18, 2011. We reincorporated in Delaware on December 23, 2021 and changed our name to AppTech Payments Corp. Our principal executive offices are located at 5876 Owens Avenue, Suite 100, Carlsbad, California 92008. Our phone number is (760) 707-5959. Our website address is www.apptechcorp.com. We do not incorporate the information on or accessible through our website into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks discussed or incorporated by reference into this prospectus and the applicable prospectus supplement, together with all the other information contained in this prospectus and the applicable prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement, including the risks, uncertainties and assumptions discussed under the caption “Risk Factors” in documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and in subsequent filings. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

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DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any securities will be described in the applicable prospectus supplement.

Common Stock

General

We currently have authorized 105,263,158 shares of common stock, par value $0.001 per share. As of May 12, 2022, there were 16,208,958 shares of common stock outstanding held of record by 2,407 stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our restated certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to the section entitled “Where You Can Find More Information” for directions on obtaining these documents.

Voting Rights

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. The holders of our common stock do not have any cumulative voting rights.

Dividends

Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding convertible preferred stock.

Rights Upon Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding convertible preferred stock.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and bylaws could make the following transactions more difficult: our acquisition by means of a tender offer; our acquisition by means of a proxy contest or otherwise; or removal of our incumbent officers and directors.

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Section 203 of the Delaware General Corporation Law is applicable to takeovers of Delaware corporations. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or bylaws, effective 12 months after adoption. Our restated certificate of incorporation and bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.

In addition to our board of directors’ ability to issue shares of preferred stock, our restated certificate of incorporation and bylaws contain provisions that may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our restated certificate of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

•	do not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors;

•	establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•	provide that vacancies on the board of directors, including newly-created directorships, may be filled only by a majority vote of directors then in office;

•	limit who may call special meetings of stockholders;

•	prohibit stockholder action by written consent, requiring all actions to be taken at a meeting of the stockholders; and

•	establish advance notice requirements for nominating candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, Inc. Their address is 512 SE Salmon Street, Portland, Oregon 97214 and their phone number is (503) 227-2950.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “APCX.” We also have warrants listed on the Nasdaq Capital Market under the symbol “APCXW.”

Preferred Stock

General

We currently have authorized 100,000 shares of preferred stock, par value $0.001, the rights and preferences of which may be established from time to time by our board of directors.

Under Delaware law and our certificate of incorporation, our board of directors is authorized, without stockholder approval, to issue shares of preferred stock from time to time in one or more series. Subject to limitations prescribed by Delaware law and our restated certificate of incorporation and bylaws, the board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board. The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of our common stock might believe to be in their best interests or in which holders of some, or a majority, of our common stock might receive a premium for their shares over the then market price of those shares.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share, and the purchase price;

•	the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

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•	the provisions for a sinking fund, if any;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into AppTech common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of the affairs of AppTech; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of AppTech.

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Series A Preferred Stock

Our certificate of incorporation designates 14 shares of our preferred stock as “Series A Preferred Stock.” As of May 12, 2022 there were 14 shares of Series A Preferred Stock outstanding.

Conversion. Each share of Series A Preferred Stock is convertible, at the option of the respective holder, at any time, into seven hundred eighty (82) fully paid and non-assessable shares of common stock.

Liquidation Preference. The Series A Preferred Stock has no liquidation preference.

Voting Rights. The holders of Series A Preferred Stock and the holders of common stock vote together and not as separate classes. The Series A Preferred Stock is counted on an as-converted basis.

Dividends. The Series A Preferred Stock does not accrue dividends. The holders of Series A Preferred Stock will be entitled to receive dividends and other distributions on a pro rata basis with the holders of common stock on an as-converted basis.

Redemption. The Series A Preferred Stock is not redeemable.

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Debt Securities

General

We may issue, from time to time, debt securities in one or more series that will consist of either senior debt or subordinated debt under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (before any supplements) by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description. Forms of the senior indenture (as discussed herein) and the subordinated indenture (as discussed herein) are included as exhibits to the registration statement of which this prospectus is a part.

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a senior indenture and a subordinated indenture), in each case between us and a trustee.

Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series. The applicable indenture may provide that we may issue debt securities in any currency or currency unit designated by us. Except for any limitations on consolidation, merger and sale of all or substantially all of our assets that may be contained in the applicable indenture, the terms of such indenture will not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:

•	the title of such debt securities and whether such debt securities are senior securities or subordinated securities and the terms of any such subordination;

•	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•	the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities which is convertible into common stock or preferred stock, or the method by which any such portion shall be determined;

•	the date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

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•	the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

•	the date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	the place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at our option, if we have such an option;

•	our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•	if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;

•	any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

•	any provisions for collateral security for repayment of such debt securities;

•	whether such debt securities will be issued in certificated and/or book-entry form;

•	whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity, and the terms and conditions of any acceleration;

•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;

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•	the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•	the terms, if any, upon which such debt securities may be convertible into our common stock or preferred stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

•	if applicable, any limitations on the ownership or transferability of the common stock or preferred stock into which such debt securities are convertible;

•	whether and under what circumstances we will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

•	any other material terms of such debt securities.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement. The applicable prospectus supplement will set forth material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on senior debt securities will rank on parity with all of our other senior unsecured and unsubordinated debt.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

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Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

•	either we shall be the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•	immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or an obligation of one of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to any series of debt securities issued thereunder. Such “events of default” are likely to include (with grace and cure periods):

•	default in the payment of any installment of interest on any debt security of such series;

•	default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity or upon any redemption, by declaration or otherwise;

•	default in making any required sinking fund payment for any debt security of such series;

•	default in the performance or breach of any other covenant or warranty of the Company contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

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•	default in the payment of specified amounts of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any of our significant subsidiaries or their property; and

•	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. Unless otherwise indicated in the applicable prospectus supplement, if an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•	we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

If an event of default relating to events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

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Each trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.

Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

Each indenture provides that in case an event of default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indenture;

•	establish the forms or terms of debt securities of any series; and

•	evidence and provide for the acceptance of appointment by a successor trustee.

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It is anticipated that modifications and amendments of an indenture may be made by us and the trustee, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture that are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:

•	change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

•	reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the time or place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	reduce any amount payable on redemption;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

•	reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment. The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in such indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.

A prospectus supplement may set forth modifications or additions to these provisions with respect to a particular series of debt securities.

Conversion or Exchange Rights

A prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities. These terms will also include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. Such provisions will also include the conversion or exchange price (or manner or calculation thereof), the conversion or exchange period, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

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Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

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So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the Company, the trustee or any other agent of the Company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear System and Clearstream Banking Luxembourg, Société Anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the position of the series represented by a bearer global security.

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Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated debt securities will be expressly subject to the discharge and defeasance provisions of the indenture.

We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Redemption of Securities

Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notices

Holders of our debt securities will receive notices by mail at their addresses as they appear in the security register.

Title

We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue.

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Governing Law

Unless otherwise set forth in the applicable prospectus supplement, New York law will govern the indentures and the debt securities, without regard to its conflicts of law principles.

Concerning the Trustee

Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

Each indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

Warrants

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of preferred stock or common stock or principal amount of debt securities purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

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•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the price at which each share of preferred stock, common stock or underlying debt securities purchasable upon exercise of the warrants may be purchased or the manner of determining such price;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Units

We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

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USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of our securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, among other items, sales and marketing expenditures, research and development, regulatory activities, acquisitions of companies, products, intellectual property or other technology, investments and capital expenditures. As a result, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

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DIVIDEND POLICY

We have not declared or paid cash dividends on our common stock since our inception. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant. Consequently, stockholders will need to sell our securities to realize a return on their investment, if any.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

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If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Nelson Mullins Riley & Scarborough LLP, Washington, D.C.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of dbbmckennon, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s website at www.sec.gov. Our common stock is listed on The Nasdaq Capital Market under the symbol “APCX.” General information about our Company, including our Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.apptechcorp.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or than can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Because we are incorporating by reference future filings with the SEC, this prospectus and the accompanying prospectus supplement are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, the accompanying prospectus supplement or in any document previously incorporated by reference have been modified or superseded. Our periodic reports are filed with the SEC under SEC File Number 0001070050.

We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 10, 2022;

•	those portions of our Definitive Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Stockholders filed with the SEC on March 22, 2022 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2022, January 10, 2022, February 22, 2022, April 21, 2022, May 6, 2022 and May 27, 2022, in each case only to the extent filed and not furnished; and

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-39158) filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on December 20, 2021, including any amendment or reports filed for the purpose of updating such descriptions.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference in this prospectus.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website (www.apptechcorp.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Corporate Secretary

AppTech Payments Corp.

5876 Owens Avenue, Suite 100

Carlsbad, California 92008

(760) 707-5959

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Up to $18,000,000

Common Stock

PROSPECTUS SUPPLEMENT

August 21, 2023